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                                                                   Exhibit 10.18


         WAVE TECHNOLOGIES INTERNATIONAL, INC. 1997 STOCK OPTION PLAN

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                              Section I.  Purpose

          Wave Technologies International, Inc., a corporation organized and existing under the laws of the State of Missouri, establishes this 1997 Stock Option Plan to offer selected officers, employees and consultants of the Company the opportunity to acquire capital stock of the Company pursuant to stock options, certain of which are intended to qualify as incentive stock options
(ISOs) under Section 422 of the Internal Revenue Code of 1986, as amended, and certain of which are intended to be nonqualifed stock options (NQSOs). The purpose of the Plan is to induce such persons to contribute materially to the Company's prosperity, to offer them incentives and rewards in recognition of their contribution to the Company's progress, and to encourage them to continue to promote the best interests of the Company. This Plan will also aid the Company in competing with other enterprises for the services of new key personnel.


                           Section II.  Definitions

     A. "Administrators" means as to all non-Officers, the Chairman of the Company's Board of Directors or the President of the Company, or substitute or additional persons appointed by the Board, and, as to Officers, the Committee or the Board.

     B. "Board" or "Board of Directors" means the board of directors of the Company.

     C.   "Cause" means:

          (i) Conduct or activity of the Participant materially detrimental to the Company's reputation or business (including financial) operations;

          (ii) Gross or habitual neglect or breach of duty or misconduct of the Participant in discharging the duties of his/her position; or

          (iii) Prolonged absence by the Participant from his/her duties (other than on account of illness or disability) without the consent of the Company.

     D.   "Code" means the Internal Revenue Code of 1986, as amended.

     E. "Common Stock" means shares of the common stock (including treasury stock), par value $.50 per share, of the Company.
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     F.   "Committee" or "Compensation Committee" means the compensation committee established by the Board of Directors of the Company.

     G. "Company" means Wave Technologies International, Inc., or any successor thereto.

     H. "Competition" means engaging, directly or indirectly, in any activity which is in competition with any activity of the Company or any Subsidiary, or in any action or conduct which is in any manner adverse or in any way contrary to the interests of the Company or any Subsidiary.

     I. "Disability" means a physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, which causes a person to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of such Disability to the Administrators.

     J.   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     K. "Fair Market Value" as of a given date, means: the closing or last sale price of a share of the Common Stock as reported on the principal exchange or automated quotation system on which the Common Stock trades on the day immediately preceding such date (or, if there is no reported sale on such day, on the last preceding date on which any reported sale occurred).

     L. "Officers" means an employee of the Company who is an officer within the meaning of Regulation (S) 240.16a promulgated under Section 16 of the Exchange Act (or any successor regulation). An Officer may be a director of the Company.

     M. "Parent" means any parent corporation of the Company within the meaning of Section 424 (or any successor provision) of the Code.

     N. "Participant" means an Employee or consultant who is granted a stock option hereunder.

     O. "Plan" means the Wave Technologies International, Inc. 1997 Stock Option Plan.

     P. "Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424 (or any successor provision) of the Code.

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     Q.   "Ten Percent Shareholder" means a person who owns, on the date of grant of an option, more than 10% of the total combined voting power of all classes of stock of the Company, or its Parent or Subsidiary.


                         Section III.  Administration

     This Plan shall be administered as to non-Officers by the Chairman of the Company's Board of Directors or the President of the Company or any substitute or additional persons appointed by the Board, and as to all Officers, by the Committee or by the full Board. Except for the terms and conditions explicitly set forth in this Plan, the Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the persons to be granted options, the number of shares to be subject to each such option, the exercise price, and all other terms and conditions of such options, including any conditions relating to vesting or acceleration of voting. Grants under this Plan need not be identical in any respect, even when made simultaneously.

     The interpretation and construction by the Administrators of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to ISOs correspond to the requirements of Section 422 of the Code, the regulations thereunder and any amendments thereto.

     In the event the Company or any Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Administrator may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

     With respect to grants made under this Plan to individuals who are subject to Section 16 of the Exchange Act, the Committee shall be constituted at all times so as to meet the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act if any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

                      Section IV.  Shares Subject to Plan

     Subject to adjustment as set forth below in this Section IV, the number of shares of Common Stock as to which options may be granted under the Plan shall not exceed, in the aggregate, ________ shares. The maximum number of shares with respect to which options may be granted under the Plan during any calendar year to any eligible person shall not exceed ______. Such shares may be, in whole or in part, as the Board of Directors shall from time to time determine, authorized but unissued shares, or issued shares which shall have been

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reacquired by the Company. If an option expires or is terminated or surrendered without having been fully exercised, the unpurchased shares subject to the option shall again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such expired, surrendered, exchanged, canceled or terminated options granted under this Plan.

     The aggregate number and class of shares for which options may be granted under this Plan, the maximum number and class of shares that may be granted to any eligible person in a given year, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.


                            Section V.  Eligibility

     Employees of, and consultants performing services for, the Company or its Subsidiaries shall be eligible to participate in this Plan. ISOs may be granted only to Officers and key employees of the Company or its Subsidiaries who perform, or are expected to perform, services of importance to the management, operation and development of the business of the Company.


                          Section VI.  Stock Options

     A. Option Price. Except as provided below, the purchase price of the Common Stock under each ISO granted hereunder shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of the grant of the option. The purchase price of Common Stock under each ISO issued to a Ten Percent Shareholder shall be no less than 110% of the Fair Market Value of the Common Stock at the time of the grant of the option.

     B. Term and Exercise of Options. Except as provided below, the term of each option shall be not more than ten (10) years from the date of grant. The term of each ISO granted to a Ten Percent Shareholder shall not be more than five (5) years from the date of grant. Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Administrator shall in each instance approve, which need not be uniform for all Participants.

     C. Termination of Employment. Subject to the restrictions described in Subsection B of this Section on the Participant's exercise of an option and to the provisions of Subsection E of this Section, options may contain such provisions as the Administrators shall determine regarding the extent (if any) to which options may be exercised after termination of employment or consulting services; provided, however, that ISOs shall be subject to the following restrictions:


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          (a)  If a Participant terminates employment for any reason other than death or disability, the Participant may not in any event exercise any ISO held by such Participant after the date which is three (3) months after the date of such termination.

          (b) If a Participant's employment is terminated by reason of Disability, the Participant or the personal representative of the Participant may not in any event exercise an ISO after the date which is twelve (12) months after the date of the Participant's employment termination.

          In the event the Administrators fail to establish provisions regarding exercise of options after termination of employment or consulting services, the following provisions shall apply.

          (a) Any outstanding vested options held at the time of termination of employment or consulting services shall be exercisable only during the period ending on the earlier of (A) ninety (90) days following termination of employment, or (B) the expiration of the period during which the Participant would otherwise have been entitled to exercise the option; provided, however, that if the employment or consulting services are terminated for Cause or if the Participant engages in Competition, then any option (regardless of whether it is otherwise vested), to the extent not exercised, shall terminate and be forfeited; and

          (b) If a Participant terminates employment or consulting services with the Company due to death or Disability, any vested options held by the Participant shall be exercisable by the Participant or his/her estate or beneficiary only during the period commencing on the date of such termination and ending on the earlier of (A) one year after such termination or (B) the expiration of the period during which the Participant would otherwise have been entitled to exercise the option.

     D. Leaves of Absence. The option agreements issued pursuant to this Plan may contain such provisions as the Administrator shall determine with respect to approved leaves of absence.

     E. Limitation on Exercise of Options. The maximum aggregate Fair Market Value (determined at the time an option is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. If the provisions of this Section limit the exercisability of certain ISOs which would otherwise become exercisable, the Administrators, in their sole discretion, shall determine the times at which such ISOs becomes exercisable so that the provisions of this Subsection E are not violated; provided that in no event shall any ISO be exercisable more than
(10) years from the date of granting thereof (five (5) years in the case of ISOs granted to Ten Percent Shareholders).


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                     Section VII.  Payment of Option Price

     Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check, or personal check (unless at the time of exercise the Administrator in a particular case determines not to accept a personal check) for the shares being purchased.

     To the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), payment of an option exercise price also may be made, in whole or in part, by:

          (a) delivery of shares of Common Stock of the Company held by the Participant; or

          (b) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.


                 Section VIII.  Non-Transferability of Options

     Each option granted under the Plan shall by its terms be non-transferable otherwise than by will or by the laws of descent and distribution, and an option may be exercised, during the lifetime of the Participant, only by such person. Notwithstanding the foregoing, to the extent permitted by Rule 16b-3 under the Exchange Act and other applicable laws and regulations a Participant may transfer an NQO to the extent permitted by the Administrators, either in the option agreement, or otherwise in writing.

     Subsequent transfers of transferred options shall be prohibited except those made in accordance with the Plan by will or the laws of descent and distribution. Following transfer, any option transferred shall continue to be subject to the terms and conditions applicable to the option immediately prior to the transfer. The provisions regarding termination of employment or consulting services shall continue to be applied with respect to the original holder of an option, and after such termination, the options transferred shall be exercisable by the transferee only to the extent, and for the periods permitted by the Plan and the option agreement.


                    Section IX.  Amendment and Termination.

     Unless this Plan shall have terminated earlier as provided herein, this Plan shall terminate, and no options shall be granted hereunder, after ten (10) years from the date of its


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adoption by the Board of Directors. Any stock options outstanding at the termination of this Plan shall continue in full force and effect and shall not be affected by termination of this Plan.

     The Board of Directors may, at any time prior to that date, terminate this Plan or make such modifications to the Plan as it may deem advisable; provided that, to the extent required for compliance with the rules promulgated under
Section 16 of the Exchange Act, Section 422 of the Code or any applicable law or regulation, the Company's stockholders must approve any amendment which will:

          (a)  increase the number of shares that may be issued under this Plan;

          (b) with respect to NQOs, materially modify the requirements as to eligibility for participation in this Plan or, with respect to ISOs, change the designation of the persons or class of persons eligible for participation in this Plan;

          (c) materially increase the benefits accruing to the option holders under this Plan; or

          (d) otherwise require stockholder approval under any applicable law or regulation.

     Such stockholder approval must be obtained (i) within 12 months of the adoption by the Board of such amendment; (ii) if earlier, at the next annual meeting of stockholders after such adoption by the Board; or (iii) at such earlier date as may be required for compliance with Rule 16b-3 promulgated under the Exchange Act.

     Any amendment made to this Plan which would constitute a "modification" to ISOs outstanding on the date of such amendment shall not be applicable to such outstanding ISOs but shall have prospective effect only, unless the Participant agrees otherwise.


                            Section X.  Withholding

     The Company or any related corporation shall have the right to retain and withhold from any payment of cash or shares of Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an option holder receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the option holder an amount equal to such taxes. The Company may also retain and withhold or the option holder may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares


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having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.


                   Section XII.  Effect of Change in Control

     A. A "Change of Control" means a change in control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B of the Exchange Act; provided that, without limitation, notwithstanding anything herein to the contrary, a change in control shall be deemed to have occurred if (i) any person or entity (other than the Company, a Subsidiary of the Company, or any employee benefit plan(s) sponsored or maintained by the Company or a Subsidiary) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities ordinarily (apart from rights accruing under special circumstances) having the right to vote at elections of directors, (ii) the stockholders of the Company approve (a) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation will not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merger or consolidation company's then outstanding voting securities, (b) a liquidation or dissolution of the Company, or (c) the sale of all or substantially all of the assets of the Company.

     B. Effect of Change of Control. Notwithstanding any limitations on the right of exercise, in the event of a Change of Control, any options held by a Participant shall immediately be exercisable in full.


                          Section XII.  Miscellaneous

     A. No Rights to Continued Employment. Nothing in this Plan or in any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of, or to continue to provide consulting services to, the Company or a Subsidiary or interfere with the right of the Company or a Subsidiary to terminate the individual's employment or services at any time.

     B. Retirement Plan Rights. Benefits received under this Plan by a Participant shall not affect or be used in the calculation of the Participant's pension or other retirement benefits under any other plan maintained by the Company.


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     C.   Investment Undertakings.  Until and unless the issuance of shares of
Common Stock pursuant to this Plan shall have been registered pursuant to the Securities Act of 1933 and applicable state securities laws, each person acquiring shares of Common Stock under this Plan may be required, as a condition precedent to such issuance, to execute and deliver to the Company a letter or certificate containing such investment representations, agreements restricting sale (including, without limitation, provision for stop transfer orders and restrictive legend on stock certificates) and confirmation of other relevant facts to support any exemption from the registration requirements under the Securities Act of 1933 and such state securities laws on which the Company intends to rely, all as shall be deemed reasonably necessary by counsel for the Company and in such form as such counsel shall determine.

     D. Rule 16b-3 Compliance and Bifurcation of Plan. It is the intention of the Company that, so long as the Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan shall comply in all respects with Rule 16b-3 under the Exchange Act. If any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the application of any provision of this Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other Participants.

     E. Other Restrictions. The Administrators, in their absolute discretion, may impose such other restrictions on the transferability of the shares purchasable pursuant to the exercise of an option hereunder as they deem appropriate. Any such restrictions shall be set forth in a stock option agreement.

     F. Notice upon Disqualifying Dispositions of ISOs. The Administrators may require Participant to give the Company prompt notice of any disposition of shares of stock acquired by exercise of an ISO if the disposition occurs within two (2) years from the date of granting such ISO or within one (1) year after the transfer of such shares to the Participant. The Administrators may direct that the certificates evidencing shares acquired by exercise of an ISO refer to this requirement to give prompt notice of a disqualifying disposition.


                   Section XIII.  Effectiveness of the Plan

     This Plan will be effective upon adoption by the Board of Directors of the Company, so long as it is approved by the stockholders of the Company within 12 months after such adoption.


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